UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO	80241
(Address of principal executive offices)	(Zip Code)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below, the Company held its 2025 Annual Meeting of Stockholders on May 29, 2025. At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2023 Equity Incentive Plan to increase the number of shares of common stock subject to the 2023 Equity Incentive Plan from 155,250 to 655,250.

A summary of the material terms of the amended 2023 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 30, 2025 (the “Proxy Statement”). The summaries of the amended 2023 Plan set forth in the Proxy Statement are qualified in their entirety by reference to the full text of the amended 2023 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 29, 2025 the Company convened its 2025 Annual Meeting of Stockholders. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 - Election of two Class B directors to serve a three year term ending in 2028 until their respective successors are duly elected and qualified.

Gregory Thompson	Votes For	Votes Against	Abstain	Broker Non-Votes
Common Stock	137,664	33,295	10,180	561,997
1C Preferred Stock	140,640	0	0
Total	278,304	33,295	10,180

Gregory Thompson was duly elected.

Paul Warley	Votes For	Votes Against	Abstain	Broker Non-Votes
Common Stock	137,555	33,257	10,327	561,997
1C Preferred Stock	140,640	0	0
Total	278,195	33,257	10,327

Paul Warley was duly elected.

Proposal 2 - Ratification of appointment of independent registered accounting firm – Haynie & Company

	Votes For	Votes Against	Abstain	Broker Non-Votes
Common Stock	548,704	43,609	150,823
1C Preferred Stock	140,640	0	0
Total	689,344	43,609	150,823

Proposal 2 was approved.

Proposal 3 – Approval of an amendment to the Company’s 2023 Equity Incentive Plan

	Votes For	Votes Against	Abstain	Broker Non-Votes
Common Stock	80,086	99,726	1,327	561,997
1C Preferred Stock	140,640	0	0
Total	220,726	99,726	1,327

Proposal 3 was approved.

Proposal 4 – Approval to amend the Company’s certificate of incorporation to effect a reverse stock split

	Votes For	Votes Against	Abstain	Broker Non-Votes
Common Stock	340,994	227,984	174,158
1C Preferred Stock	140,640	0	0
Total	481,634	227,984	174,158

Proposal 4 was approved.

Proposal 5 – Approval to amend the Company’s certificate of incorporation to reduce authorized common shares

	Votes For	Votes Against	Abstain	Broker Non-Votes
Common Stock	643,909	73,502	25,725
1C Preferred Stock	140,640	0	0
Total	784,549	73,502	25,725

Proposal 5 was approved.

Proposal 6 – Approval, on an advisory basis, the compensation of the Company’s Named Executive Officers

	Votes For	Votes Against	Abstain	Broker Non-Votes
Common Stock	73,705	81,309	26,125	561,997
1C Preferred Stock	140,640	0	0
Total	214,345	81,309	26,125

Proposal 6 was approved.

Proposal 7 – Approval to adjourn the Annual Meeting

	Votes For	Votes Against	Abstain	Broker Non-Votes
Common Stock	501,664	90,830	150,642
1C Preferred Stock	140,640	0	0
Total	642,304	90,830	150,642

Proposal 7 was approved.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	10.1	Ascent Solar 2023 Equity Incentive Plan (as amended through May 29, 2025)
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

May 29, 2025	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer